UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2020

iSign Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2033 Gateway Place, Suite 659

San Jose, CA 95110

(Address of principal executive offices)

(650) 802-7888

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2020, iSign Solutions Inc. (the “Company”) received loan proceeds of $123,077 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established under the recent congressionally-approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The PPP Loan to the Company is being made through Wells Fargo Bank, N.A., a national banking association (the “Lender”).

The term of the PPP Loan is two years. The annual interest rate on the PPP Loan is 1%, which shall be deferred for the first six months of the term of the loan. The promissory note evidencing the PPP Loan contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs and the maintenance of employee and compensation levels. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Forward- Looking Statements

Certain statements contained in this report on Form 8-k, including, without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including the following:

●	Technological, engineering, manufacturing, quality control or other circumstances that could delay the sale or shipment of products;

●	Economic, business, market and competitive conditions in the software industry and technological innovations that could affect the Company’s business;

●	The Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	General economic and business conditions and the availability of sufficient financing.

Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Promissory Note, between Wells Fargo Bank, N.A. and iSign Solutions Inc., dated May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iSign Solutions Inc.

May 11, 2020	By:	/s/ Andrea Goren
Andrea Goren
Chief Financial Officer

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